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                                                                    EXHIBIT 32.1


                     CERTIFICATION UNDER SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002

      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Fair Isaac Corporation.




Date: December 13, 2004                         /s/   THOMAS G. GRUDNOWSKI
                                                ------------------------------
                                                Thomas G. Grudnowski
                                                Chief Executive Officer